Exhibit 5.1

October 11, 2019

Energous Corporation

3590 North First Street, Suite 210

San Jose, CA 95134

Ladies and Gentlemen:

As counsel to Energous Corporation, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-3 (File No. 333-226739) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on August 9, 2018 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed issuance and sale from time to time by the Company of shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), and other securities of the Company.

The Company currently proposes to offer and sell from time to time under the Registration Statement and pursuant to that certain At Market Issuance Sales Agreement dated October 11, 2019 (the “Agreement”) by and among the Company and B. Riley FBR, Inc. (the “Agent”), shares of its Common Stock for an aggregate purchase price of up to $20,000,000 (such shares of Common Stock are referred to herein as the “Shares”, and such sale and offering of the Shares pursuant to the Agreement, the Registration Statement and the Prospectus, the “Offering”). Any Shares that are so sold will be sold pursuant to the prospectus that was included in the Registration Statement at the time the Registration Statement was declared effective by the Commission (the “Base Prospectus”), and the related prospectus supplement dated October 11, 2019, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). Our opinion herein assumes that any Shares sold by the Company will be sold as described, and as provided, in the Registration Statement, the Prospectus and the Agreement.

In connection with our opinion expressed below we have examined originals or copies of the Company’s currently effective Second Amended and Restated Certificate of Incorporation, as amended and certified to us by the Company in the Opinion Certificate (“Restated Certificate”) and the Company’s Amended and Restated Bylaws as certified to us by the Company’s Secretary on October 11, 2019 (the “Bylaws” and, together with the Restated Certificate, the “Charter Documents”), certain corporate proceedings of the Company’s board of directors (the “Board”), a Placement Committee of the Board and the Company’s stockholders relating to the Registration Statement, the approval and adoption of the Charter Documents, the reservation of the Shares for sale and issuance and the offering and sale of the Shares pursuant to the Agreement and the Prospectus, the filing of the Registration Statement and the Prospectus and the registration of the offer and sale of the Shares under the Securities Act, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon certain certificates of public officials regarding the Company and an opinion certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

We render this opinion only with respect to the existing Delaware General Corporation Law (the “DGCL”). and express no opinion herein concerning any other law or the application or effect of any other laws, including any “blue sky” laws of any state. In connection with our opinion expressed below, we have assumed that, at or prior to the time of the issuance or delivery of any of the Shares, there will not have occurred any change in the DGCL or the facts affecting the validity of the Shares.

Based upon, and subject to, the foregoing, it is our opinion that when the Shares have been issued and sold by the Company against the Company’s receipt of payment therefor in accordance with the terms set forth in the Registration Statement, the Prospectus and the Agreement, and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Agreement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the afore-mentioned examination and does not address any potential changes in facts, circumstances or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

Fenwick & West LLP